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                                                                      EXHIBIT 32


                             EMS TECHNOLOGIES, INC.


                                CERTIFICATION OF


                            CHIEF EXECUTIVE OFFICER


                                      AND


                            CHIEF FINANCIAL OFFICER


     Each of the undersigned Chief Executive Officer and Chief Financial Officer of EMS Technologies, Inc. hereby individually certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended September 27, 2003, to which this Certification is attached, fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of EMS Technologies, Inc.


     In witness whereof, each of the undersigned has executed and delivered this Certification on this 11th day of November 2003.


/s/ Alfred G. Hansen                         /s/ Don T. Scartz
------------------------------               -----------------------------
Alfred G. Hansen                             Don T. Scartz
Chief Executive Officer                      Chief Financial Officer
EMS Technologies, Inc.                       EMS Technologies, Inc.